Exhibit 99.4

Regency Centers Business Update February 11, 2021 Hancock Center Austin, TX

Safe Harbor and Non-GAAP Disclosures Forward-Looking Statements Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those Risk factors described in our SEC filings. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law.  These risks and events include, without limitation: Risks Related to the COVID-19 Pandemic  Pandemics or other health crises, such as the COVID 19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition. Risk Factors Related to Operating Retail-Based Shopping Centers Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues and cash flows. Changing economic and retail market conditions in geographic are as where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A significant percentage of our revenues are derived from smaller “shop space” tenants and our net income may be adversely impacted if our smaller shop tenants are not successful. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and fire, safety and other regulations may have a negative effect on us. Risk Factors Related to Real Estate Investments Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate. Risk Factors Related to the Environment Affecting Our Properties Climate change may adversely impact our properties directly, and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may impact our financial performance and reduce our cash flow. Risk Factors Related to Corporate Matters An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations. The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues. Risk Factors Related to Our Partnerships and Joint Ventures We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders. Risk Factors Related to Funding Strategies and Capital Structure Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us. The interest rates on our Unsecured Credit facilities as well as on our variable rate mortgages and interest rate swaps might change based on changes to the method in which LIBOR or its replacement rate is determined. Risk Factors Related to the Market Price for Our Securities Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at historical rates. Risk Factors Relating to the Company’s Qualification as a REIT If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Risks Related to the Company’s Common Stock Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. Non-GAAP disclosure We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes. We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company. Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measureof the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO. Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to Nareit FFO to Core Operating Earnings. REGENCY CENTERS 2 BUSINESS UPDATE

Regency’s Unequaled Strategic Advantages High Quality Open-Air Shopping Center Portfolio  80% grocery-anchored neighborhood & community centers  Necessity, service, convenience, and value retailers serving the essential needs of our communities  Well located in affluent,infill suburban trade areas Best-In-Class Operating Platform  22 offices throughout the country working with tenants and vendors at 400+properties  Unparalleled team of experienced professionals with local expertise and strong tenant relationships  Intense asset management model has enabled close communication with tenants throughout the pandemic Strong Value Creation Pipeline  Deep pipeline of flexible development and redevelopment opportunities  Well-positioned to create value over the long-term Balance Sheet and Liquidity Strength  Low leverage with limited near-term maturities  Debt to EBITDAre of 6.0x  ~$1.2B of liquidity comprised of full revolver availability REGENCY CENTERS BUSINESS UPDATE 3

Tenant Operating Status As of January 31, 2021 Status of Tenant Operations(1) % of Pro-Rata ABR(2) 3% Closed 97% Open % of Pro-Rata ABR Open 59% Apr 30, 2020 75% May 31, 2020 95% Jul 31, 2020 97% Oct 31, 2020 97% Jan 31, 2020 (1) Open status includes tenants operating withgovernment imposedcapacity restrictions (2) ABR is defined as Annual Base Rent Tenants Open by Category % of Pro-Rata ABR Grocery / Drugstore 100% Apparel 100% HomeImprovement / Auto 99% Pet 99% Other Medical 99% Essential Medical 99% Hobby / Sports 99% Restaurant - Fast Food / Limited Service 98% Banks 98% Other Essential Retail 98% Business Services 98% Office / Communications 97% Restaurant - Casual / Fine Dining 97% Off-Price 97% Other Retail 96% Home 94% Personal Services 90% Fitness 85% Entertainment 59% ESSENTIAL -RETAIL & SERVICES (99% OPEN) ESSENTIAL -RESTAURANTS (97% OPEN) OTHER -RETAIL & SERVICES (94% OPEN) 4 REGENCY CENTERS BUSINESS UPDATE

Regency Portfolio Foot Traffic Portfolio foot traffic has recovered to ~80-85% of year-ago levels, but remains impacted by government mandated closures and capacity restrictions Jan-20 57 M Feb-20 56 M Mar-20 45 M Apr-20 25 M May-20 35 M Jun-20 43 M Jul-20 46 M Aug-20 48 M Sep-20 46 M  Oct-20 49 M Nov-20 47 M Dec-20 51 M Jan-21 45 M YoY Monthly % Change Foot Traffic Source: Placer.ai 5 REGENCY CENTERS BUSINESS UPDATE

Q4Base Rent Collections As of February 8, 2021 Q4Base Rent Collections % of Pro-Rata ABR 92% Collected 7% Uncollected 1% Deferred Q4Base Rent Collections by Category %of Pro-Rata ABR ESSENTIAL -RETAIL & SERVICES (99% COLLECTED) ESSENTIAL -RESTAURANTS (87% COLLECTED) OTHER -RETAIL & SERVICES (86% COLLECTED) Grocery / Drugstore 100% Banks 100% Home Improvement / Auto 99% Office / Commuications 98% Home 98% Pet 97% Essential Medical 97% Other Medical 97% Other Essential Retail 96% Hobby / Sports 96% Other Retail 94% Restaurant - Fast Food / Limited Service 91% Business Services - 91% Apparel - 88% Off-Price 88% Personal Services 81% Restaurant - Casual / Fine Dining 79% Fitness 63% Entertainment 49% REGENCY CENTERS BUSINESS UPDATE 6

Base Rent Collection Trajectory

As of February 8, 2021

Base Rent Collections by Period

% of Pro-Rata ABR



100%
80%
60%
40%
20%
0%
9%
12%
79%
4%
7%
89%
1%
7%
92%
1%
10%
89%
2Q'2020
3Q'2020
4Q'2020
Jan 2021*
COLLECTED
DEFERRED
UNCOLLECTED

*Regency continues to receive rent payments for January, and the collection trajectory is tracking in line with prior months.

			Base Rent Collected			
Tenant Category	% of ABR [1]	% Open	2Q20	3Q20	4Q20	Jan '21
ESSENTIAL - RETAIL & SERVICES	**45%**	**99%**	**98%**	**99%**	**99%**	**98%**
Grocery/Drugstore	23%	100%	100%	100%	100%	100%
Banks	5%	98%	100%	100%	100%	99%
Business Services	4%	98%	87%	88%	91%	89%
Pet	3%	99%	94%	99%	97%	98%
Office/Communications	3%	97%	97%	98%	98%	96%
Other Essential Retail	3%	98%	97%	97%	96%	96%
Essential Medical	2%	99%	91%	92%	97%	95%
Home Improvement/Auto	2%	99%	98%	100%	99%	99%
ESSENTIAL - RESTAURANTS	**18%**	**97%**	**73%**	**84%**	**87%**	**84%**
Restaurant - Fast Food/Limited Service	12%	98%	76%	88%	91%	88%
Restaurant - Casual/Fine Dining	6%	97%	67%	75%	79%	75%
OTHER - RETAIL & SERVICES	**37%**	**94%**	**60%**	**80%**	**86%**	**82%**
Personal Services	7%	90%	64%	76%	81%	75%
Off-Price	5%	97%	53%	74%	88%	81%
Apparel	5%	100%	62%	84%	88%	87%
Hobby/Sports	5%	99%	67%	93%	96%	91%
Other Medical	4%	99%	74%	95%	97%	95%
Fitness	4%	85%	32%	58%	63%	61%
Home	4%	94%	65%	97%	98%	97%
Other Retail	2%	96%	83%	91%	94%	92%
Entertainment	1%	59%	22%	38%	49%	32%
Total Rent Collected			**79%**	**89%**	**92%**	**89%**
Total Rent Deferred			**12%**	**4%**	**1%**	**1%**
Total Rent Collected / Deferred			**91%**	**93%**	**93%**	**90%**

(1) Pro-Rata as of12/31/2020

REGENCY CENTERS
BUSINESS UPDATE | 7

Executed Deferral Agreements As of January 31, 2021 Deferred Rent –Period Billed ($41M) 3Q'2020 22% 4Q'2020 8% 2021 6% 2Q'2020 64% Deferred Rent –Payment Timing ($41M) Total 2021 3Q'2021 73% 2Q'2021 20%  1Q'2021 24% 2022+ 12% 2020 15% Total Executed Deferral Agreements (through January 31, 2021) Lease Count 1,603 Average Deferral Term (in months) 3.3 Total Deferred Base Rent (in 000s) $40,780 REGENCYCENTERS BUSINESSUPDATE 8

National/Regional vs. Local Tenant Collection Status As of February 8, 2021 Total Portfolio Composition (1) % of Pro-Rata ABR as of 12/31/2020 Local Tentant 22% National & Regional Tentants 78% Composition of Deferred Rent ($41M) Local Tentant 25% National & Regional Tentants 75% (1) Local tenants defined as <3 locations; National/Regional tenants defined as ≥3 locations Base Rent Collections Q2  7% 12% 81% National/Regional 14% 12% 74% Local Q3 4% 4% 92% National/Regional 15% 5% 80% Local Q4 5% 1% 94% National/Regional 14% 1% 85% Local Collected Deferred Uncollected REGENCY CENTERS BUSINESS UPDATE 9

Anchor vs. Shop Tenant Collection Status As of February 8, 2021 Total Portfolio Composition (1) % of Pro-Rata ABR as of 12/31/2020 Shop Tentants 55% Anchor Tentants 45% Composition of Deferred Rent ($41M) Shop Tentants 61% Anchor Tentants 39% (1) Shop tenants defined as < 10K square feet, Anchor tenants defined as ≥10K square feet Base Rent Collections Q2  7% 10% 83% Anchor 11% 13% 76% Shop Q3 3% 4% 93% Anchor 10% 4% 86% Shop Q4 4% 1% 95% Anchor 10% 1% 89% Shop Collected Deferred Uncollected REGENCY CENTERS BUSINESS UPDATE 10

Regional Collection Status As ofFebruary 8, 2021 Total Portfolio Composition % of Pro-Rata ABR as of 12/31/2020 Central 15% Pacific Coast 34% Northeast/Mid-Atlantic 21% Southeast 30% Base Rent Collections Pacific Coast 15% 11% 75% Q2  13% 4% 84% Q3 13% 2% 86% Q4 Northeast/ Mid-Atlantic 9% 14% 77% Q2  5% 5% 90% Q3 6% 1% 92% Q4 Central 4% 13% 83% Q2  3% 3% 93% Q3 4% 1% 95% Q4 Southeast 6% 10% 84% Q2  3% 4% 93% Q3 3% 1% 96% Q4 Collected Deferred REGENCY CENTERS BUSINESS UPDATE 11

Progression of Total Billings, Deferrals and Other Revenue From 1Q'20 to 4Q'20 $300.9 Billed Revenues Q1 2020 ($2.6) Other Revenues Adjustment ($1.3) Dispositions $1.8 Contractual Rent Steps ($5.3) Occupancy / BK Impact ($2.6) Non-Qualifying Lease Modifications $291.0 Billed Revenues Q4 2020 * ‘Other Revenues Adj.’ represents other revenues booked in 1Q20 that did not recur in 4Q20, including outsized lease termination fee income and seasonal percentage rent. * ‘Occupancy / BK Impact’ represents the decline in base rent and recoveries related to the reduction in occupancy and other bankruptcy impacts. * ‘Non-Qualifying Lease Modifications’ represents revenue associated with lease modification agreements that did not qualify for FASB’s COVID-19 relief. * See pages 13-14for a composition of total billings/deferrals & other revenue for the three and ninemonths ended December31, 2020. REGENCY CENTERS BUSINESS UPDATE 12

Q4 2020 Supplemental COVID Disclosure

For the Three Months Ended December 31, 2020

Composition of Lease Income		Total Pro-Rata
Base Rent	$	215,991
Recoveries from Tenants		68,825
Percentage Rent, Termination Fees, and Other Lease Income		6,191
Total Billings/Deferrals and Other Revenue	**$**	**291,007**
Uncollectible Lease Income [3]		(17,689)
Non-Cash Revenues [1]		7,864
Total Lease Income (see pages 5 & 7)	**$**	**281,182**

Lease Income Accrual Reconciliation		Total Pro-Rata
Collected - Billed Base Rent/Recoveries & Other Revenue [2]	$	263,822
Uncollected - Base Rent/Recoveries - Accrued		9,496
Uncollected - Base Rent/Recoveries - Reserved [3]		17,689
Total Billings/Deferrals and Other Revenue	**$**	**291,007**
Uncollectible Lease Income [3]		(17,689)
Non-Cash Revenues [1]		7,864
Total Lease Income (see pages 5 & 7)	**$**	**281,182**

Composition of Deferred Rent		Total Pro-Rata
Deferred Rent - Accrued	$	1,234
Deferred Rent - Reserved		1,693
Total Deferrals	**$**	**2,927**



Collected & Other
Accrued
Accrued & Deferred (4)
Reserved
Reserved & Deferred (4)
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
1,693
15,996
1,234
8,262
263,822
Uncollected - Reserved: $17,689 (6%)
Total Billings & Other Revenue: $291,007
Recognized Revenue: $273,318 (94%)
Three Months Ended December 31, 2020

(1) Includes pro-rata share of straight line rent on lease income, net of uncollectible amounts, and above/below market rent amortization.
(2) Unbilled recoveries are included in Other Revenues, and represent unbilled amounts for quarterly, semi-annual and annual payers of property expenses.
(3) Represents Base Rent and Recoveries deemed uncollectible.
(4) Contractual deferrals of rent and recoveries billed and recognized through December 31, 2020. Includes deferral agreements executed through January 31, 2021.

REGENCY CENTERS BUSINESS UPDATE | 13

Q4 2020 Supplemental COVID Disclosure

For the Nine Months Ended December 31, 2020

Composition of Lease Income		**Total Pro-Rata**
Base Rent	$	650,070
Recoveries from Tenants		207,028
Percentage Rent, Termination Fees, and Other Lease Income		16,209
Total Billings/Deferrals and Other Revenue	**$**	**873,307**
Uncollectible Lease Income [3]		(87,141)
Non-Cash Revenues [1]		8,308
Total Lease Income (see pages 5 & 7)	**$**	**794,474**

Lease Income Accrual Reconciliation		**Total Pro-Rata**
Collected - Billed Base Rent/Recoveries & Other Revenue [2]	$	762,181
Uncollected - Base Rent/Recoveries - Accrued		23,985
Uncollected - Base Rent/Recoveries - Reserved [3]		87,141
Total Billings/Deferrals and Other Revenue	**$**	**873,307**
Uncollectible Lease Income [3]		(87,141)
Non-Cash Revenues [1]		8,308
Total Lease Income (see pages 5 & 7)	**$**	**794,474**

Composition of Deferred Rent		**Total Pro-Rata**
Deferred Rent - Accrued	$	15,470
Deferred Rent - Reserved		14,767
Total Deferrals	**$**	**30,237**



Collected & Other
Reserved
Accrued
Reserved & Deferred (4)
Accrued & Deferred (4)
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
14,767
72,374
15,470
8,515
762,181
Uncollected - Reserved: $87,141 (10%)
Total Billings & Other Revenue: $873,307
Recognized Revenue: $786,166 (90%)
Nine Months Ended December 31, 2020

(1) Includes pro-rata share of straight line rent on lease income, net of uncollectible amounts, and above/below market rent amortization.
(2) Unbilled recoveries are included in Other Revenues, and represent unbilled amounts for quarterly, semi-annual and annual payers of property expenses.
(3) Represents Base Rent and Recoveries deemed uncollectible.
(4) Contractual deferrals of rent and recoveries billed and recognized through December 31, 2020. Includes deferral agreements executed through January 31, 2021.

REGENCY CENTERS BUSINESS UPDATE | 14

Investments Update

Manageable Commitments

Regency continues to evaluate the impacts to scope, timing, tenancy, and return on investment on all in-process and pipeline projects to determine the most appropriate strategy.



The Abbot
Boston, MA



East San Marco
Jacksonville, FL


LA PIZZERIA

Carytown Exchange
Richmond, VA

In-Process Developments & Redevelopments

Status as of:	12/31/2020
Regency's Estimated Net Project Costs	~$319M
% of Project Costs Incurred	46%
Remaining Project Costs	~$170M

Estimated Spend by Year on In-Process Projects

Total	~$170M
2021	~$108M[i]
2022	~$42M
2023+	~$20M

i. The ~$108M shown above represents Regency's estimated 2021 spend for projects currently in-process only. Regency's 2021 full year development and redevelopment spend guidance of +/- $150M includes both in-process and pipeline projects.

REGENCY CENTERS
BUSINESS UPDATE | 15

Low Leverage and Conservative Debt Covenant Ratios

Regency maintains a long-standing commitment to balance sheet strength and stands today with total liquidity of $1.2 billion.

Total Pro-Rata Share Leverage Ratios	12/31/20[1]
Net debt-to-Operating EBITDA*re*	6.0x
Fixed charge coverage	3.6x
Interest coverage	3.9x

Unsecured Public Debt Covenants	Required	12/31/20
Fair Market Value Calculation Method Covenants[2][3]		
Total Consolidated Debt to Total Consolidated Assets	≤ 65%	29%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	3%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.2x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	345%

(1) Trailing 12 months.
(2) For a complete listing of all Debt Covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.
(3) Current period debt covenants are finalized and submitted after the Company's most recent Form 10-Q or Form 10-K filing.

REGENCY CENTERS
BUSINESS UPDATE | 16

Strong Balance Sheet Position Capital Structure (% of total capitalization $12.5 Billion Total Capitalization 28% 4% 4% 2% 62% EQUITY UNSECURED DEBT –BONDS UNCONSOLIDATED DEBT -SECURED CONSOLIDATED DEBT -SECURED UNSECURED DEBT –TERM Company Filings as of12/31/20 Wtd Avg InterestRate: Wtd Avg Yrs to Maturity: Total Pro Rata Debt: 3.7% 9+Yrs $4.5B UNCONSOLIDATED DEBT -SECURED CONSOLIDATED DEBT -SECURED UNSECURED DEBT -BONDS UNSECURED DEBT -TERM Debt Maturity Profile as of December 31, 2020 (Cash Balance: $378M) $300 $200 $100 $0 $900 $800 $700 $600 $500 $400 2049 2030 2029 2028 2027 2026 2025 2024 2023 2022 2021 $152 $369 $140 $371 $334 $320 $336 $448 $425 $300 $672 $31 $594 IN MILLIONS Regencyrepaidthe $265M2022Termloanin fullonJanuary15,2021. REGENCY CENTERS BUSINESS UPDATE 17

2021 Guidance Reconciliation of Nareit FFO

	Low "Reverse Course"	Mid "Status Quo"	High "Continued Improvement"	
2020 Nareit FFO Per Diluted Share	**$2.95**	**$2.95**	**$2.95**	**Notes**
Same Property Net Operating Income (ex. Term Fees, Dispos.)	(0.06)	0.01	0.08	Guidance of-1.0% to +2.5%
Non-Same Property Net Operating Income (ex. Term Fees, Dispos.)	(0.05)	(0.04)	(0.02)	Development NOI & Non-SP Pool
Completed 2020 Transactions, net	(0.02)	(0.02)	(0.02)	$190M Dispositions at 5.7% cap rate, $28M Acquisitions at 4.8% cap rate
Expected 2021 Property Sales	(0.03)	(0.03)	(0.03)	Guidance of +/- $150M at 5.5-6.0% cap rate
Lease Termination Fee Income, net	(0.04)	(0.03)	(0.03)	Guidance range of $0.5M to $2.5M
Non-Cash Revenues (S/L Rent, Above/Below Mkt Rent)	0.07	0.07	0.07	Guidance of +/- $30M
G&A (net of overhead capitalization)	(0.07)	(0.08)	(0.09)	Guidance range of $82.5M to $86.5M
Net Interest Expense	0.08	0.08	0.08	Guidance range of $166M to $167M
Third Party Management Fees	(0.02)	(0.01)	(0.01)	Guidance range of $23M to $24M
Debt Extinguishment Costs	0.13	0.13	0.13	$22M in 2020, and $0 in 2021
Write-Off of Development Pursuit Costs	0.04	0.04	0.05	Guidance of $2.5 to $3.0M
Other	(0.02)	(0.02)	(0.02)	Other Expenses
2021 Nareit FFO Per Diluted Share Guidance	**$2.96**	**$3.05**	**$3.14**	
Non-Cash Revenues and Debt Mark-to-Market	(0.17)	(0.17)	(0.17)	
2021 Core Operating Earnings Per Diluted Share Guidance	**$2.79**	**$2.88**	**$2.97**	

- Low End = "Reverse Course": The lower end of our guidance range is based on a "reverse course" scenario, which assumes more shutdowns and increased restrictions, leading to a decline in rent collection rates.
- Midpoint = "Status Quo": The midpoint area of our range is based on a "status quo" scenario, which assumes a continuation of our fourth quarter 2020 same-property NOI and collection rates.
- High End = "Continued Improvement": The higher end of our range is based on a "continued improvement" scenario, which assumes further lifting of restrictions and added federal stimulus, leading to increases in collection rates.

REGENCY CENTERS
BUSINESS UPDATE | 18

Regency's Approach to Corporate Responsibility


LONG-TERM VALUE CREATION
ENVIRONMENTAL STEWARDSHIP
A
OUR PEOPLE
D
BUSINESS STRATEGY
Regency Centers
Values
CORPORATE RESPONSIBILITY
B
OUR COMMUNITIES
C
ETHICS AND GOVERNANCE
CORPORATE CULTURE
BRAND AND REPUTATION

Regency's values, including the critical importance that we place on corporate responsibility, are the foundation of who we are and what we do. They drive us to implement leading environmental, social and governance ("ESG") initiatives through our Corporate Responsibility Program.

TCFD | SASB | GRESB | GRI Materiality Disclosures

S&P 500® ESG | MSCI ESG RATING A | CDP DISCLOSURE INSIGHT ACTION

ISS QualityScore SOCIAL 1 | ISS QualityScore GOVERNANCE 1



Our People

- Top ISS Social Quality Score of 1
- 85%+ employee engagement
- Diversity, Equity and Inclusion program
- Provide competitive benefits with health and wellness tools
- 10,000+ hours of training provided to employees in 2019



Our Communities

- $1.4M+ in philanthropic donations in 2019
- >75% of employees participated in Company- sponsored volunteer opportunities in 2019
- Matched employee donations and 52 hrs volunteer time off per annum
- Comprehensive tenant engagement strategy



Ethics and Governance

- Top ISS Governance Quality Score of 1
- 27% of Board seats held by women
- 82% of Board seats held by independent directors
- Enhanced Corporate Governance policies including a Code of Business Conduct and Ethics



Environmental Stewardship

- 1st U.S. REIT and 2nd U.S. corporation to issue a Green Bond
- Focus on sustainable building practices and climate resilience
- Exceeding goals to reduce GHG emissions and energy use, and increase waste diversion
- Leading reporting: TCFD, SASB, GRI, CDP, GRESB, UN SDGs

CLICK TO VIEW REGENCY'S 2019 CORPORATE RESPONSIBILITY REPORT

CLICK TO VIEW REGENCY'S TCFD CLIMATE CHANGE RISK 2020 REPORT

REGENCY CENTERS BUSINESS UPDATE | 19